UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2020

Coronado Global Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56044	83-1780608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street
Brisbane, Queensland, Australia 4000
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Coronado Global Resources Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2020 (the “Initial Form 8-K”), on May 25, 2020, Ms. Ayten Saridas informed the Company of her intention to resign as the Company’s Group Chief Financial Officer (“Group CFO”) to pursue other business opportunities. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide previously unavailable information regarding Ms. Saridas’ resignation, and to announce Mr. Gerhard Ziems’ employment as Group CFO.

All dollar amounts contained herein are expressed in United States dollars, except where otherwise stated. References to “A$” are references to Australian dollars, the lawful currency of the Commonwealth of Australia.

On July 7, 2020, Curragh Queensland Mining Pty Ltd (“Curragh”), a wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Ziems (the “Employment Agreement”), pursuant to which Mr. Ziems will become the Company’s Group CFO effective August 15, 2020. To ensure a smooth transition, Mr. Ziems will join the Company on July 13, 2020 and will assume the role of Group CFO on August 15, 2020. Ms. Saridas will continue as Group CFO until such time.

Mr. Ziems, age 51 years, most recently served as Chief Financial Officer of Pacific National from July 2017 to July 2020. Prior to joining Pacific National, Mr. Ziems served as a Non-Executive Director of globalCOAL from May 2016 to June 2017, as the Head of Coal Marketing of BHP Billiton from April 2016 to June 2017, and as the Head of Supply, Chief Procurement Officer of BHP Billiton from April 2015 to March 2016.

There are no family relationships between Mr. Ziems and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Ziems or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

Pursuant to Mr. Ziems’ Employment Agreement, Mr. Ziems will serve as Group CFO effective August 15, 2020 and receive an annual base salary of $526,264.23 (A$758,305.80), and Curragh will contribute to standard defined contribution superannuation funds on Mr. Ziems’ behalf in the amount of $15,133.87 (A$21,694.20). Additionally, Mr. Ziems will be eligible to participate in incentive arrangements offered by Curragh or the Company.

For an initial six month period, Curragh may terminate Mr. Ziems’ employment with one week of notice or pay one week of wages in lieu of notice. After the initial six month period, Mr. Ziems' ongoing severance arrangement will provide for three months’ wages or three months’ notice in the event of a termination by Curragh other than in certain specified egregious situations providing for immediate termination. If Mr. Ziems is terminated by reason of redundancy, he is entitled to receive redundancy payments in accordance with Australian legislation. Mr. Ziems is also subject to post-termination restrictions on competing with Curragh or the Company and/or soliciting its employees and customers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which has been filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 7, 2020, the Company issued a press release regarding Mr. Ziems’ employment as Group CFO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 7, 2020, by and between Curragh and Gerhard Ziems

99.1	Press release regarding Gerhard Ziems’ employment as Group CFO effective August 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	July 7, 2020